SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On August 30, 2004, V.I. Technologies, Inc. (the “Company”) received notice from the Nasdaq Stock Market, Inc. that the bid price of the Company’s Common Stock, $0.01 par value per share, had closed below the minimum price of $1.00 per share over the previous 30 consecutive trading days, and that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has until February 28, 2005 to regain compliance with the minimum bid price requirement set forth in Nasdaq Marketplace Rule 4450(a)(5). In the event that at any time before February 28, 2005, the bid price of the Company’s Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq staff will notify the Company in writing that the Company has achieved compliance with the Rule. A copy of the Vitex press release dated September 2, 2004 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financing Statements and Exhibits

(c)	Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated September 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: September 3, 2004	By:	/s/ Thomas T. Higgins
Thomas T. Higgins, Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated September 2, 2004.